EXHIBIT 99.1

STATEMENT OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 (the “Form 10-KSB”) of Cardinal Financial Corporation (the “Company”), I, Bernard H. Clineburg, Chairman, President and Chief Executive Officer, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a)           the Form 10-KSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)           the information contained in the Form 10-KSB fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries as of, and for, the periods presented in the Form 10-KSB.

Date: March 28, 2003	/s/ Bernard H. Clineburg
Bernard H. Clineburg
Chairman, President and Chief Executive Officer